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                                                                     EXHIBIT 4.6

                    [SPECIMEN CAPITAL SECURITY CERTIFICATE]

     This Capital Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Provident Financing Trust I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NUMBER                           NUMBER OF CAPITAL SECURITIES
P-
                                               [_______________________]
                          CUSIP NO. 743863 AA 0

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES
                                      OF

                          PROVIDENT FINANCING TRUST I

             7.405% CUMULATIVE TRUST PREFERRED CAPITAL SECURITIES,
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

     Provident Financing Trust I, a business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that (the "Holder") is the registered owner of (______) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Provident Financing Trust I 7.405% Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Declaration (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of the Trust, dated as of , , as
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the same may be amended from time to time (the "Declaration"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by PROVIDENT COMPANIES, INC., a Delaware corporation, and The Chase Manhattan Bank, as guarantee trustee, dated as of March 16, 1998, (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Declaration and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     BY RECEIPT AND ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE DECLARATION AND IS ENTITLED TO THE BENEFITS THEREUNDER.

     IN WITNESS WHEREOF, the undersigned Administrative Trustee of the Trust has executed this certificate as of the __th day of ______, 199_.

                              PROVIDENT FINANCING TRUST I

                              By:
                                 -----------------------------------------------
                                 -----------------------------------------------
                                 Administrative Trustee

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                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:



     (Insert assignee's social security or tax identification number)


     (Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Capital Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature:
------------------------------------------------------------------- (Sign
exactly as your name appears on the other side of this Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.